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                                                                      EXHIBIT 11
                                                                      ----------

                        COMPUTER TASK GROUP, INCORPORATED
                        ---------------------------------




         Computation of diluted earnings per share under the treasury stock method set forth in Statement of Financial Accounting Standards No. 128, "Earnings Per Share."


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                    COMPUTATION OF DILUTED EARNINGS PER SHARE
                  UNDER THE TREASURY STOCK METHOD SET FORTH IN
               STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 128
                              "EARNINGS PER SHARE"

                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                       QUARTER ENDED
                                                                   MARCH 26,      MARCH 27,
                                                                    1999           1998
                                                                ------------   ------------

Weighted-average number of shares outstanding during period           16,424         16,104
Common Stock equivalents -
       Incremental shares under stock options plans                      403            890
                                                                ------------   ------------

Number of shares on which diluted earnings per share is based         16,827         16,994
                                                                ============   ============

Net income for the period                                       $      4,699   $      5,077
                                                                ============   ============

Diluted earnings per share                                      $       0.28   $       0.30
                                                                ============   ============
Basic earnings per share                                        $       0.29   $       0.32
                                                                ============   ============

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